Exhibit 99.1

2U Reports Results for First Quarter 2021

Delivers revenue growth of 32%

Reports improved profitability and positive cash flows from operations

LANHAM, Md. — April 28, 2021 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the quarter ended March 31, 2021.

Results for First Quarter 2021 Compared to First Quarter 2020

•	Revenue increased 32% to $232.5 million

•	Degree Program Segment revenue increased 23% to $145.9 million

•	Alternative Credential Segment revenue increased 52% to $86.6 million

•	Net loss improved $14.5 million to $45.6 million, or $0.62 per share

•	Total cash balance at quarter end increased to $505.1 million, from $157.5 million

Non-GAAP Results for First Quarter 2021 Compared to First Quarter 2020

•	Adjusted EBITDA improved $18.1 million to $13.7 million

•	Adjusted net loss improved $12.7 million to $8.6 million, or $0.12 per share

“2U’s industry-leading scale and quality are clearly demonstrated by our stellar first quarter results and the extension and expansion of our partnerships across both degree and alternative credential offerings,” said Christopher “Chip” Paucek, Co-Founder and CEO of 2U. “Whether it’s training the next generation of healthcare workers, reskilling working adults, or strengthening the connection between higher education and career readiness, our business is delivering unmatched value to universities, students, and society.”

Paul Lalljie, 2U’s Chief Financial Officer, added, “Our results in the first quarter were outstanding. Accelerating revenue growth and continued improvement in profitability and cash flow demonstrate the strength of our business model and strategic positioning. This outperformance and our current expectations for the remainder of 2021 give us the confidence to increase our full-year guidance.”

Discussion of First Quarter 2021 Results

Revenue totaled $232.5 million, a 32% increase from $175.5 million in the first quarter of 2020. This increase was driven by a 23% increase in Degree Program Segment revenue to $145.9 million, primarily due to growth in full course equivalent (“FCE”) enrollments of 14,273, or 31%, and a 52% increase in Alternative Credential Segment revenue to $86.6 million, primarily due to growth in FCE enrollments of 5,937, or 39%. FCE enrollments increased 33% over the prior year period to 81,085.

Costs and expenses for the first quarter totaled $269.6 million, an 18% increase from $229.4 million in the first quarter of 2020. This increase was primarily driven by higher personnel and personnel-related expense, curriculum and teaching expense, and depreciation and amortization expense. These increases were partially offset by savings related to COVID-19, particularly from travel and related expense, as well as operating efficiencies.

As of March 31, 2021, the company’s cash, cash equivalents, and restricted cash totaled $505.1 million, a decrease of $13.8 million from $518.9 million as of December 31, 2020. Positive cash from operations of $7.6 million in the quarter was offset by capital expenditures of $15.1 million and cash used in financing activities of $6.3 million.

Business Outlook for Fiscal Year 2021

The company provided updated guidance for the full-year 2021 for the following metrics:

•	Revenue to range from $925.0 million to $955.0 million, or growth of 19% to 23%

•	Net loss to range from $175.0 million to $165.0 million

•	Adjusted EBITDA to range from $55.0 million to $65.0 million

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), foreign currency gains or losses, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, certain non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described in the definitions of adjusted EBITDA (loss), unlevered free cash flow, and adjusted net income (loss) may not be applicable in any given reporting period and they may vary from period to period.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U’s first quarter 2021 financial results conference call
When:	Wednesday, April 28, 2021
Time:	4:30 p.m. ET
Live Call:	(833) 900-2243
Conference ID #:	6289853
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 500 digital and in-person educational offerings, including undergraduate and graduate degrees, professional certificates, boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 300,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•

the company’s ability to successfully integrate the operations of its acquisitions, including Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•

the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ken Goff, 2U, Inc., investorinfo@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$486,830	$500,629
Restricted cash	18,226	18,237
Accounts receivable, net	74,744	46,663
Prepaid expenses and other assets	57,770	39,353

Total current assets	637,570	604,882
Property and equipment, net	50,745	52,734
Right-of-use assets	59,653	60,785
Goodwill	415,145	415,830
Amortizable intangible assets, net	306,083	312,770
Other assets, non-current	86,317	97,263

Total assets	$1,555,513	$1,544,264

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$131,310	$130,674
Deferred revenue	108,364	75,493
Lease liability	10,211	10,024
Other current liabilities	25,315	21,178

Total current liabilities	275,200	237,369
Long-term debt	280,429	273,173
Deferred tax liabilities, net	2,054	2,810
Lease liability, non-current	80,645	83,228
Other liabilities, non-current	6,697	6,694

Total liabilities	645,025	603,274

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 74,038,208 shares issued and outstanding as of March 31, 2021; 72,451,521 shares issued and outstanding as of December 31, 2020	74	72
Additional paid-in capital	1,662,439	1,646,574
Accumulated deficit	(741,436)	(695,872)
Accumulated other comprehensive loss	(10,589)	(9,784)

Total stockholders’ equity	910,488	940,990

Total liabilities and stockholders’ equity	$1,555,513	$1,544,264

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue	$232,473	$175,479
Costs and expenses
Curriculum and teaching	33,148	20,478
Servicing and support	33,184	30,533
Technology and content development	42,924	35,510
Marketing and sales	113,237	99,215
General and administrative	47,112	43,653

Total costs and expenses	269,605	229,389

Loss from operations	(37,132)	(53,910)
Interest income	362	513
Interest expense	(7,881)	(5,493)
Other expense, net	(915)	(2,271)

Loss before income taxes	(45,566)	(61,161)
Income tax benefit	2	1,055

Net loss	$(45,564)	$(60,106)

Net loss per share, basic and diluted	$(0.62)	$(0.94)

Weighted-average shares of common stock outstanding, basic and diluted	73,676,409	63,626,333

Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(805)	(16,115)

Comprehensive loss	$(46,369)	$(76,221)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(45,564)	$(60,106)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash interest expense	7,693	492
Depreciation and amortization expense	24,987	23,485
Stock-based compensation expense	24,947	20,870
Non-cash lease expense	4,291	3,620
Provision for credit losses	2,022	629
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(30,698)	(42,744)
Payments to university clients	2,352	2,739
Prepaid expenses and other assets	(10,859)	(5,273)
Accounts payable and accrued expenses	(660)	26,423
Deferred revenue	32,850	21,650
Other liabilities, net	(4,664)	(3,920)
Other	930	2,272

Net cash provided by (used in) operating activities	7,627	(9,863)
Cash flows from investing activities
Purchase of a business, net of cash acquired	—	(958)
Additions of amortizable intangible assets	(14,219)	(15,808)
Purchases of property and equipment	(838)	(2,436)
Advances repaid by university clients	—	100

Net cash used in investing activities	(15,057)	(19,102)
Cash flows from financing activities
Proceeds from debt	2,908	—
Payments on debt	(176)	(358)
Payment of debt issuance costs	—	(2,500)
Proceeds from exercise of stock options	3,533	384
Tax withholding payments associated with settlement of restricted stock units	(12,613)	—

Net cash used in financing activities	(6,348)	(2,474)
Effect of exchange rate changes on cash	(32)	(944)

Net decrease in cash, cash equivalents and restricted cash	(13,810)	(32,383)
Cash, cash equivalents and restricted cash, beginning of period	518,866	189,869

Cash, cash equivalents and restricted cash, end of period	$505,056	$157,486

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss for each of the periods indicated:

	Three Months Ended March 31,
	2021	2020
	(in thousands, except share and per share amounts)
Net loss	$(45,564)	$(60,106)
Stock-based compensation expense	24,947	20,870
Foreign currency loss	915	2,271
Amortization of acquired intangible assets	10,472	10,783
Income tax benefit on amortization of acquired intangible assets	(293)	(379)
Other*	946	5,251

Adjusted net loss	(8,577)	(21,310)

Net interest expense	7,519	4,980
Income tax expense (benefit)	291	(676)
Depreciation and amortization expense	14,515	12,702

Adjusted EBITDA (loss)	$13,748	$(4,304)

Net loss per share, basic and diluted	$(0.62)	$(0.94)

Adjusted net loss per share, basic and diluted	$(0.12)	$(0.33)

Weighted-average shares of common stock outstanding, basic and diluted	73,676,409	63,626,333

*

Includes (i) transaction and integration expense of $0.1 million and $0.7 million for the three months ended March 31, 2021 and 2020, respectively, (ii) restructuring-related expense of $0.5 million and $0.3 million for the three months ended March 31, 2021 and 2020, respectively, and (iii) stockholder activism and litigation-related expense of $0.4 million and $4.2 million for the three months ended March 31, 2021 and 2020, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of unlevered free cash flow to net cash provided by (used in) operating activities for each of the twelve-month periods indicated:

	Twelve Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(in thousands)
Net cash provided by (used in) operating activities	$47,094	$29,604	$26,829	$(10,669)
Additions to amortizable intangible assets	(61,195)	(62,784)	(60,723)	(64,990)
Purchases of property and equipment	(4,919)	(6,517)	(7,627)	(9,536)
Payments on acquisition of amortizable intangible assets	—	—	(897)	(897)
Payments to university clients	6,550	5,800	4,100	7,500
Non-ordinary cash payments*	15,530	19,379	17,153	17,874

Free cash flow	3,060	(14,518)	(21,165)	(60,718)
Cash interest payments on debt	5,923	10,785	11,270	16,475

Unlevered free cash flow	$8,983	$(3,733)	$(9,895)	$(44,243)

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related expense.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated:

Year Ending December 31, 2021
(in millions)
Net loss	$(170.0)
Stock-based compensation expense	105.0
Foreign currency (gain) loss	—
Amortization of acquired intangible assets	40.0
Income tax benefit on amortization of acquired intangible assets	—
Other	—

Adjusted net loss	(25.0)

Net interest expense	30.0
Income tax benefit	(4.5)
Depreciation and amortization expense	59.5

Adjusted EBITDA	$60.0

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Degree Program Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19
Degree Program Segment FCE enrollments	60,007	58,425	47,842	46,142	45,734	41,704	40,910	39,180
Degree Program Segment average revenue per FCE enrollment	$2,431	$2,234	$2,551	$2,507	$2,590	$2,595	$2,527	$2,588

Alternative Credential Segment

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19
Alternative Credential Segment FCE enrollments	21,078	22,190	23,067	20,435	15,141	14,639	14,729	12,662
Alternative Credential Segment average revenue per FCE enrollment*	$4,108	$3,821	$3,426	$3,279	$3,766	$3,883	$3,825	$2,955

*

The Trilogy acquisition was completed on May 22, 2019. Average revenue per FCE enrollment for the company’s Alternative Credential Segment includes $3.3 million, $6.0 million and $1.9 million of purchase accounting adjustments for the second, third and fourth quarters of 2019, respectively.